Exhibit 99.01

News Release

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Nicole Kenyon	Helyn Corcos
Symantec Corp.	Symantec Corp.
650-527-5547	650-527-5523
nicole_kenyon@Symantec.com	Hcorcos@symantec.com

Symantec Reports Record First Quarter Fiscal 2012 Results

•	GAAP Revenue of $1.653 billion
•	Non-GAAP Operating Margin of 27 percent
•	Non-GAAP Earnings Per Share of $0.40
•	GAAP Deferred Revenue of $3.689 billion
•	Cash Flow from Operations of $503 million

MOUNTAIN VIEW, Calif. – July 27, 2011 – Symantec Corp. (Nasdaq: SYMC) today reported the results of its first quarter of fiscal year 2012, ended July 1, 2011. GAAP revenue for the fiscal first quarter was $1.653 billion, up 15 percent year-over-year and up 9 percent after adjusting for currency.

“The current threat landscape continues to be toxic and targeted. In addition, information is growing at unprecedented rates. As a result, customers increasingly understand the value of our unique portfolio and are expanding their commitment to Symantec. For the fourth consecutive quarter, we exceeded all of our key financial metrics,” said Enrique Salem, president and chief executive officer, Symantec. “We are capitalizing on new growth opportunities in cloud, mobile and virtualization and will continue to deliver new solutions to help both consumers and enterprises securely access and use information across multiple devices and platforms.”

“Our third consecutive quarter of double digit bookings growth resulted in the strongest June quarter revenue, deferred revenue and operating cash flow in Symantec’s history,” said James Beer, executive vice president and chief financial officer, Symantec. “Our record results were driven by strength in backup, data loss prevention and consumer as well as ongoing stability in the storage and availability management business. In addition, our authentication business once again exceeded expectations and delivered its fourth consecutive quarter of better than expected results.”

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Symantec Reports First Quarter Fiscal 2012 Results

GAAP Results: GAAP operating margin for the first quarter of fiscal year 2012 was 17.1 percent compared with 13.5 percent for the same quarter last year. GAAP net income for the fiscal first quarter was $172 million compared with net income of $161 million for the year-ago period. GAAP diluted earnings per share were $0.22 compared with $0.20 for the year ago quarter, an increase of 10 percent year-over-year.

GAAP deferred revenue as of July 1, 2011, was $3.689 billion compared with $2.998 billion as of July 2, 2010, up 23 percent year-over-year and up 17 percent after adjusting for currency. Cash flow from operating activities for the first quarter of fiscal year 2012 was $503 million compared with $335 for the year ago period, an increase of 50 percent year-over-year. Symantec ended the quarter with cash, cash equivalents and short-term investments of $2.297 billion.

Non-GAAP Results: Non-GAAP operating margin for the first quarter of fiscal year 2012 was 27.0 percent compared with 26.5 percent for the same quarter last year. Non-GAAP net income for the first quarter was $309 million compared with $284 million for the year-ago period, an increase of 9 percent year-over-year. Non-GAAP diluted earnings per share were $0.40 compared with earnings per share of $0.35 for the year-ago quarter, an increase of 14 percent year-over-year.

During the first quarter of fiscal year 2012, Symantec repurchased 10 million shares for $198 million at an average price of $18.98. Symantec has $679 million remaining in the current board authorized stock repurchase plan.

Business Segment and Geographic Highlights

For the quarter, Symantec’s Consumer segment represented 32 percent of total revenue and increased 11 percent year-over-year (5 percent after adjusting for currency). The Security and Compliance segment represented 28 percent of total revenue and increased 31 percent year-over-year (24 percent after adjusting for currency). The Storage and Server Management segment represented 36 percent of total revenue and increased 14 percent year-over-year (7 percent after adjusting for currency). Services represented 4 percent of total revenue and declined 20 percent year-over-year (24 percent after adjusting for currency), as expected due to the company’s move to a partner-led consulting model. Growth rates for the Security and Compliance and Services segments include the impact of moving Managed Security Services from the Services segment into the Security and Compliance segment.

International revenue represented 52 percent of total revenue in the first quarter of fiscal year 2012 and increased 21 percent year-over-year (8 percent after adjusting for currency). The Europe, Middle East and Africa region represented 29 percent of total revenue for the quarter and increased 16 percent year-over-year (2 percent after adjusting for currency). The Asia Pacific/Japan revenue for the quarter represented 18 percent of total revenue and increased 29 percent year-over-year (15 percent after adjusting for currency). The Americas, including the United States, Latin America and Canada, represented 53 percent of total revenue and increased 11 percent year-over-year on an actual and currency-adjusted basis.

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Symantec Reports First Quarter Fiscal 2012 Results

Acquisition Highlights

For the quarter, the VeriSign security business performed better than expected across all metrics, generating revenue of $74 million ahead of our $70 million forecast. The earnings per share accretion of half a penny was a penny and a half better than expected. In addition, $3 million of revenue was realized from the Clearwell acquisition, which was completed ahead of schedule in the June quarter.

Second Quarter Fiscal Year 2012 Guidance

Guidance assumes an exchange rate of $1.43 per Euro for the September 2011 quarter versus the actual weighted average rate of $1.30 and an end of period rate of $1.38 per Euro for the September 2010 quarter.

For the second quarter of fiscal year 2012, ending Sept. 30, 2011, revenue is estimated between $1.655 billion and $1.675 billion, up 12 to 13 percent year-over-year as reported.

GAAP diluted earnings per share are estimated between $0.21 and $0.22. Non-GAAP diluted earnings per share are estimated between $0.38 and $0.39.

Deferred revenue is expected to be in the range of $3.485 billion and $3.515 billion, up 12 to 13 percent year-over-year as reported and in line with seasonal patterns.

Conference Call

Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss the results from the fiscal first quarter 2012, ended July 1, 2011, and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.

About Symantec

Symantec is a global leader in providing security, storage and systems management solutions to help consumers and organizations secure and manage their information-driven world. Our software and services protect against more risks at more points, more completely and efficiently, enabling confidence wherever information is used or stored. More information is available at www.symantec.com.

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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

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Symantec Reports First Quarter Fiscal 2012 Results

FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including projections of future revenue, earnings per share and deferred revenue, as well as projections of amortization of acquisition-related intangibles and stock-based compensation and restructuring charges. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: general economic conditions; maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended April 1, 2011.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of SFAS 123(R), impairment charges and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations’ page of our Web site at www.symantec.com/invest.

SYMANTEC CORPORATION

Condensed Consolidated Balance Sheets

(In millions)

	July 1, 2011 (Unaudited)	April 1, 2011 (1)
ASSETS

Current assets:
Cash and cash equivalents	$2,290	$2,950
Short-term investments	7	8
Trade accounts receivable, net	675	1,013
Inventories	28	30
Deferred income taxes	226	223
Other current assets	258	262

Total current assets	3,484	4,486

Property and equipment, net	1,040	1,050
Intangible assets, net	1,591	1,511
Goodwill	5,739	5,494
Investment in joint venture	14	27
Other long-term assets	155	151

Total assets	$12,023	$12,719

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$260	$260
Accrued compensation and benefits	329	443
Deferred revenue	3,180	3,321
Current portion of long-term debt	—	596
Income taxes payable	21	24
Other current liabilities	261	249

Total current liabilities	4,051	4,893

Long-term debt	1,999	1,987
Long-term deferred revenue	509	498
Long-term deferred tax liabilities	349	296
Long-term income taxes payable	392	361
Other long-term obligations	79	79

Total liabilities	7,379	8,114

Total Symantec Corporation stockholders’ equity	4,564	4,528

Noncontrolling interest in subsidiary	80	77

Total stockholders’ equity	4,644	4,605

Total liabilities and stockholders’ equity	$12,023	$12,719

(1)	Derived from audited financial statements.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Income

(In millions, except per share data, unaudited)

	Three Months Ended		Year-Over-Year Growth Rate
	July 1, 2011	July 2, 2010	Actual	Constant Currency(1)
Net revenue:
Content, subscription, and maintenance	$1,447	$1,248	16%	10%
License	206	185	11%	4%

Total net revenue	1,653	1,433	15%	9%

Cost of revenue:
Content, subscription, and maintenance	230	217
License	7	3
Amortization of acquired product rights	22	45

Total cost of revenue	259	265	-2%	-3%

Gross profit	1,394	1,168	19%	12%

Operating expenses:
Sales and marketing	665	573
Research and development	239	208
General and administrative	105	92
Amortization of other purchased intangible assets	71	61
Restructuring and transition	12	40
Impairment of goodwill	19	—

Total operating expenses	1,111	974	14%	9%

Operating income	283	194	46%	28%

Interest income	4	2
Interest expense	(32)	(33)
Other (expense) income, net	(4)	1

Income before income taxes and loss from joint venture	251	164	53%	N/A

Provision (benefit) for income taxes	67	(4)
Loss from joint venture	13	7

Net income	171	161	6%	N/A
Less: Loss attributable to noncontrolling interest	(1)	—

Net income attributable to Symantec Corporation stockholders	$172	$161	7%	N/A

Net income per share attributable to Symantec Corporation stockholders — basic	$0.23	$0.20
Net income per share attributable to Symantec Corporation stockholders — diluted	$0.22	$0.20
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — basic	755	796
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — diluted	765	805

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Three Months Ended
	July 1, 2011	July 2, 2010
OPERATING ACTIVITIES:
Net income	$171	$161
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	161	167
Amortization of discount on debt	17	27
Stock-based compensation expense	39	35
Impairment of goodwill	19	—
Deferred income taxes	17	10
Excess income tax benefit from the exercise of stock options	(4)	(1)
Loss from joint venture	13	7
Other	4	2
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	359	285
Inventories	4	3
Accounts payable	(8)	4
Accrued compensation and benefits	(121)	(68)
Deferred revenue	(182)	(177)
Income taxes payable	22	(79)
Other assets	(10)	—
Other liabilities	2	(41)

Net cash provided by operating activities	503	335

INVESTING ACTIVITIES:
Purchase of property and equipment	(51)	(52)
Cash payments for acquisitions, net of cash acquired	(364)	(362)
Other	—	(4)

Net cash used in investing activities	(415)	(418)

FINANCING ACTIVITIES:
Net proceeds from sales of common stock under employee stock benefit plans	35	10
Excess income tax benefit from the exercise of stock options	4	1
Tax payments related to restricted stock issuance	(19)	(17)
Repayment of debt	(600)	—
Repurchase of common stock	(198)	(200)
Repayment of other long-term obligations	—	(1)

Net cash used in financing activities	(778)	(207)

Effect of exchange rate fluctuations on cash and cash equivalents	30	(13)

Change in cash and cash equivalents	(660)	(303)
Beginning cash and cash equivalents	2,950	3,029

Ending cash and cash equivalents	$2,290	$2,726

SYMANTEC CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

(In millions, except per share data, unaudited)

	Three Months Ended						Year-Over-Year Non-GAAP Growth Rate
	July 1, 2011			July 2, 2010				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency(2)
Net revenue:	$1,653	N/A	$1,653	$1,433	N/A	$1,433	15%	9%

Gross profit:	$1,394	$27	$1,421	$1,168	$49	$1,217	17%	10%
Stock-based compensation		5			4
Amortization of acquired product rights		22			45

Gross margin %	84.3%		86.0%	81.5%		84.9%	110 bps	50 bps

Operating expenses:	$1,111	$136	$975	$974	$137	$837	16%	11%
Stock-based compensation		34			31
Amortization of other intangible assets		71			61
Restructuring and transition		12			40
Impairment of goodwill		19			—
Acquisition-related expense		—			5

Operating expenses as a % of revenue	67.2%		59.0%	68.0%		58.4%	60 bps	80 bps

Operating income	$283	$163	$446	$194	$186	$380	17%	8%

Operating margin %	17.1%		27.0%	13.5%		26.5%	50 bps	-30 bps

Net income:	$172	$137	$309	$161	$123	$284	9%	N/A
Gross profit adjustment		27			49
Operating expense adjustment		136			137
Non-cash interest expense		17			27
Joint venture: Amortization of other intangible assets		2			2
Income tax effect on above items		(45)			(60)
Release of pre-acquisition tax contingencies		—			(32)

Diluted net income per share attributable to Symantec Corporation stockholders	$0.22	$0.18	$0.40	$0.20	$0.15	$0.35	14%	N/A

Diluted weighted-average shares outstanding attributable to Symantec Corporation stockholders	765		765	805		805	-5%	N/A

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see our Explanation of Non-GAAP Measures in Appendix A.
(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION

Revenue and Deferred Revenue Detail (1)

(In millions, unaudited)

	Three Months Ended
	July 1, 2011	July 2, 2010
GAAP Revenue
Content, subscription, and maintenance	$1,447	$1,248
License	206	185

Total revenue	$1,653	$1,433

GAAP Revenue Y/Y Growth Rate
Content, subscription, and maintenance	16%	3%
License	11%	-17%

Total Y/Y Growth Rate	15%	0%

GAAP Revenue Y/Y Growth Rate in Constant Currency
Content, subscription, and maintenance	10%	5%
License	4%	-15%

Total Y/Y Growth Rate in Constant Currency	9%	2%

GAAP Revenue by Segment (2)
Consumer	$525	$473
Security and Compliance	468	357
Storage and Server Management	597	524
Services	63	79

GAAP Revenue by Segment: Y/Y Growth Rate (2)
Consumer	11%	6%
Security and Compliance	31%	1%
Storage and Server Management	14%	-5%
Services	-20%	-1%

GAAP Revenue by Segment: Y/Y Growth Rate in Constant Currency (2)
Consumer	5%	7%
Security and Compliance	24%	2%
Storage and Server Management	7%	-3%
Services	-24%	1%

GAAP Revenue by Geography
International	$858	$711
US	795	722
Americas (U.S., Latin America, Canada)	884	796
EMEA	474	408
Asia Pacific & Japan	295	229

GAAP Revenue by Geography: Y/Y Growth Rate
International	21%	-1%
US	10%	1%
Americas (U.S., Latin America, Canada)	11%	2%
EMEA	16%	-6%
Asia Pacific & Japan	29%	7%

GAAP Revenue by Geography: Y/Y Growth Rate in Constant Currency
International	8%	3%
US	10%	1%
Americas (U.S., Latin America, Canada)	11%	2%
EMEA	2%	2%
Asia Pacific & Japan	15%	2%

GAAP Deferred Revenue	$3,689	$2,998

GAAP Deferred Revenue Y/Y Growth Rate	23%	1%

GAAP Deferred Revenue Y/Y Growth Rate in Constant Currency	17%	3%

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).
(2)	During the first quarter of fiscal year 2012, the company modified its segment reporting structure to more readily match its operating structure. The following modification was made to the segment reporting structure: managed security services (MSS) moved to the Security and Compliance segment from the Services segment. MSS revenue of $17 million was moved in the first quarter of fiscal 2011. The historical period has been adjusted to reflect the modified reporting structure.

SYMANTEC CORPORATION

Operating Margin by Segment Detail (1, 2)

(Unaudited)

	Three Months Ended
	July 1, 2011	July 2, 2010
GAAP Operating Margin by Segment
Consumer	49%	48%
Security and Compliance	19%	23%
Storage and Server Management	47%	46%
Services	13%	-1%

(1)	Excluded from this table is our Other segment which is comprised of sunset products nearing the end of their life cycle. The Other segment also includes general and administrative expenses; amortization of acquired product rights, intangible assets, and other assets; goodwill impairment charges; charges such as stock-based compensation and restructuring; and certain indirect costs that are not charged to the other operating segments.
(2)	During the first quarter of fiscal year 2012, the company modified its segment reporting structure to more readily match its operating structure. The following modification was made to the segment reporting structure: managed security services (MSS) moved to the Security and Compliance segment from the Services segment. MSS revenue of $17 million was moved in the first quarter of fiscal 2011. The historical period has been adjusted to reflect the modified reporting structure.

SYMANTEC CORPORATION

Guidance and Reconciliation of GAAP to Non-GAAP Earnings Per Share

(In billions, except per share data, unaudited)

We include certain non-GAAP measures in the tracking and forecasting of our earnings and management of our business. For a detailed explanation of these non-GAAP measures, please see our Explanation of Non-GAAP Measures in Appendix A.

Revenue guidance	Three Months Ending September 30, 2011
	Range	Year-Over-Year Growth Rate
Actual

GAAP revenue range	$1.655 - $1.675	12% - 13%

Three Months Ending September 30, 2011
	Range	Year-Over-Year Growth Rate
Earnings per share guidance and reconciliation		Actual

GAAP diluted earnings per share range	$0.21 - $0.22	24% - 29%
Add back:
Stock-based compensation, net of tax	$0.04
Amortization of acquired product rights and other intangible assets and non-cash interest expense, net of tax	$0.13

Non-GAAP diluted earnings per share range	$0.38 - $0.39	12% - 15%

Three Months Ending September 30, 2011
	Range	Year-Over-Year Growth Rate
Deferred revenue guidance		Actual

GAAP deferred revenue range	$3.485 - $3.515	12% - 13%

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures

Appendix A

The non-GAAP financial measures included in the tables adjust for the following items: business combination accounting entries, stock-based compensation expense, restructuring charges, charges related to the amortization of intangible assets and acquired product rights, impairments of assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-GAAP financial measures.

Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, restricted stock awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short and long term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control.

	Three months ended
	July 1, 2011	July 2, 2010
Cost of revenue	$5	$4
Sales and marketing	15	14
Research and development	11	10
General and administrative	8	7

Total stock-based compensation	$39	$35

Amortization of acquired product rights and other intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Restructuring and transition: We have engaged in various restructuring, transition and transformation activities over the past several years that have resulted in costs associated with severance, benefits, outplacement services and excess facilities. Each restructuring and transformation activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Impairment of goodwill: Due to the adoption of new authoritative accounting guidance at the beginning of our fiscal year 2012, we were required to perform a Step 2 goodwill impairment test for our Services reporting segment. As a result for the three months ended July 1, 2011, we recognized an impairment loss of $19 million which reduced the carrying value of goodwill reported in the Services reporting segment. We do not believe that this charge is indicative of future operating results. We believe that investors benefit from excluding this charge from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Acquisition related expenses: The authoritative guidance on business combinations requires us to record in the statement of income, certain items that at the time of an acquisition would have been recorded to goodwill under the old authoritative guidance. We have excluded the effect of acquisition-related expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related expenses consist of professional service expenses. We believe it is useful for investors to understand the effects of these items on our operations. Although acquisition-related expenses generally diminish over time with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions.

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures

Appendix A (continued)

Non-cash interest expense: Effective April 4, 2009, we adopted authoritative guidance on convertible debt instruments, which changes the method of accounting for our convertible notes. Under this authoritative guidance, our EPS and net income calculated in accordance with GAAP have been reduced as a result of recognizing incremental non-cash interest expense. We believe it is useful to provide a non-GAAP financial measure that excludes this incremental non-cash interest expense in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Joint venture: As noted above, we exclude amortization of other intangible assets related to the joint venture from our non-GAAP net income.

Release of pre-acquisition tax contingencies: On December 10, 2009, the U.S. Tax Court issued its opinion on the Veritas Software tax assessment for 2000 and 2001, finding that our transfer pricing methodology, with appropriate adjustments, was the best method for assessing the value of the transaction at issue between Veritas and its offshore subsidiary. Our evaluation of the U.S. Tax Court’s ruling necessitated the release of certain tax accruals related to this matter during the three months ended January 1, 2010. In June 2010, we reached an agreement with the IRS concerning the amount of the adjustment from the favorable U.S. Tax Court decision issued. Accordingly, we further reduced our previous accrual related to this matter to reflect the tax liability arising from this agreement and we realized a one-time benefit to GAAP net income of $38.5 million and a non-GAAP one-time benefit of $7.3 million for the three months ended July 2, 2010. The non-GAAP benefit for this period is due to the reversal of accrued interest attributed to the Veritas tax assessment that was recorded to our income statement during post-acquisition periods. Accordingly, the amount of these accruals has not been excluded from Symantec’s non-GAAP results.